United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 3, 2022

Date of Report (Date of earliest event reported)

Digital Health Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41015	86-2970927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 N Federal Hwy #304 Boca Raton, FL		33432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 672-7068

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Redeemable Warrant	DHACU	The Nasdaq Global Market

Common Stock, par value $0.0001 per share	DHAC	The Nasdaq Global Market

Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	DHACW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

First Amendment to Second Amended and Restated Business Combination Agreement

As previously disclosed in its Current Report on Form 8-K filed on October 5, 2022, on October 6, 2022, Digital Health Acquisition Corp. (“DHAC” or the “Company”), DHAC Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of DHAC, DHAC Merger Sub II, Inc., a Texas corporation and a wholly owned subsidiary of DHAC, VSee Lab, Inc., a Delaware corporation, and iDoc Virtual Telehealth Solutions, Inc., a Texas corporation, entered into a Second Amended and Restated Business Combination Agreement (the “Business Combination Agreement”).

On November 3, 2022, the parties to the Business Combination Agreement entered into the First Amendment to Second Amended and Restated Business Combination Agreement (the “First Amendment”), pursuant to which the Business Combination Agreement was amended to, among other things, delete a condition precedent to the consummation of the transactions contemplated by the Business Combination Agreement that the aggregate cash proceeds available after the completion of the transactions equal or exceed the amount of $10,000,000.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the First Amendment filed as Exhibit 2.1 hereto and incorporated by reference herein.

Series B Preferred Securities Purchase Agreement

On November 3, 2022, the Company and A.G.P./Alliance Global Partners (the “Representative”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company will issue 4,370 shares (the “Series B Shares”) of its Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), at a per share price of $1,000 to the Representative upon the closing of the transactions contemplated by the Business Combination Agreement in full satisfaction of the Representative’s $4,370,000 deferred underwriting fee payable by the Company to the Representative pursuant to the Underwriting Agreement, dated November 3, 2021, between the Company and the Representative. The Series B Shares will have terms set forth in a certificate of designation for the Series B Preferred Stock (the “Series B Preferred Certificate of Designation”). The Series B Preferred Stock is convertible into Common Stock of the Company at the initial conversion price set forth in the Series B Preferred Certificate of Designation and described in the following section.

The foregoing description of the Purchase Agreement and the Series B Preferred Certificate of Designation does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement and the Series B Preferred Certificate of Designation filed as Exhibits 10.1 and 3.1 hereto, respectively, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
2.1	First Amendment to Second Amended and Restated Business Combination Agreement, dated November 3, 2022, by and among Digital Health Acquisition Corp., DHAC Merger Sub I, DHAC Merger Sub II, VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc.

3.1	Form of Certificate of Designation of Series B Preferred Stock

10.1	Securities Purchase Agreement, dated November 3, 2022, by and between Digital Health Acquisition Corp. and A.G.P. / Alliance Global Partners

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2022

DIGITAL HEALTH ACQUISITION CORP.

By:	/s/ Scott Wolf
Name:	Scott Wolf
Title:	Chief Executive Officer and Chairman